Exhibit 10.14


                         CUSTODY ACCOUNT AGREEMENT

                            "CORPORATE ACCOUNT"



The Putnam Trust Company of Greenwich
10 Mason Street
Greenwich, Connecticut  06830

                                              Date:  September 21, 1995


      The undersigned corporation authorizes The Putnam Trust Company of Greenwich (the "Bank") to establish an Custody Account (the "Account") in the name of Competitive Technologies, Inc., a corporation organized and existing in good standing in the State of Delaware (the "Client").

      This Account is subject to the following rules and conditions:

      The service provided by the Bank will include the safekeeping of the Account's securities and the collection of interest and dividends. The Bank will send to the Client cash statements at least monthly which will show all transactions occurring in the Account.

      Under the terms of this Agreement, the Bank cannot and will not give investment advice or recommendations for the sale, purchase, or other disposition of securities held by the Bank for the account.

      The Bank will carry out purchase and sale transactions as the Company instructs pursuant to paragraph 4 of the Escrow Agreement dated September 1, 1988 ("Escrow Agreement") attached to this document. The Bank will provide me/us with advices of all purchase and sale transactions.

      The Bank will give the Company prompt notice of redemptions, conversion rights, or the issuance of rights and warrants. When action is required, the Bank will request the Company's written instructions and will act on those instructions.

      The Bank shall have no duty to notify the Company of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Bank shall forward to the Company any notices or other documents subsequently received in regard to any such security. The Bank's duty as to those securities issued outside of the United States and those for which adequate financial data cannot be readily obtained shall be limited to safekeeping. The Bank shall have no duty to follow for coupon payments, redemptions, exchanges, or other matters affecting these securities.

      All orders with respect to the Account shall be made as specified in the attached Escrow Agreement dated September 1, 1988 between University Patents, Inc., now known as Competitive Technologies, Inc. ("the Company"), the indemnified directors and Putnam Trust Company of Greenwich, which agreement is being transferred from Lafayette Bank & Trust Company pursuant to
authorization by the Company in the attached letter dated        ,
1995. The Bank, in its sole discretion, may accept and act on orders from any officer of the Client designated in the aforesaid Certificate of Secretary, whether given orally, by telephone or otherwise, which the Bank believes to genuine.

      The Company will indemnify and hold harmless the Bank against any and all claims, losses, liabilities or damages, for acting on any instruction issued by the Company or anyone duly authorized by the Company to act on the Company's behalf except that the Bank will not be indemnified for gross negligence or willful misconduct.

      The Bank shall have no duty to determine, for any purpose, if receipts to or payments from the Account are properly allocated between income and principal.

      Securities in the account will be held at a carrying value of $1.00 per bond or per share unless the Company provides tax cost information.

      The securities and cash deposited with the Bank in the account are subject at all times to the Company's control. The Bank or a depository designated by the Bank may hold securities of this account in nominee registration or bearer form.

      The Client understands and agrees that the Bank will charge interest against the Account for any cash overdraft resulting from any action by the Client or by an agent acting on its behalf. The rate of interest will be two (2) percent over the Bank's "prime" rate as published at the time the overdraft is created.

      Fees will be the Bank's published rates in effect from time to time applicable to the Bank's Custodian Account Service. The Bank will charge fees to the Account at least once each year. The Bank may review the cost of administering the Account from time to time and may adjust fees to provide adequate payment for its services.

      This Agreement and all applicable instructions will continue until terminated at any time by written notice to the Bank. Notice of termination given the Client to the Bank shall be effective upon receipt of such notice. The Bank may terminate this Agreement on 30-days written notice to the Client. This Agreement may be changed by mutual consent in writing.

      The Company understands that the Bank provides for its Custodian Accounts an option to invest in short-term liquid asset funds. The Company requests that excess cash be invested in the Government Obligation Fund.

      Special Instructions:


ATTEST                                  Client's Name:

 S/ Jeanne Wendschuh                    COMPETITIVE TECHNOLOGIES, INC.
Assistant Secretary

                                        By: S/ Frank R. McPike, Jr.
                                              Name

                                               Vice President
                                              Title
Address to which statements should
be sent:

Competitive Technologies, Inc.          THE PUTNAM TRUST COMPANY
P.O. Box 901                            OF GREENWICH
Westport, CT  06881-0901
                                        By:  S/  Claire L. Reed
                                              Name
In addition, monthly state-
ments are to be sent to
each of the indemnified
directors as specified in
the Escrow Agreement.

The Client understand's that the Bank provides for its Custodian Accounts an option to invest in short-term liquid asset funds. The Client also understands that the Bank will receive a fee from the fund manager of 1/4 of 1% of the amount invested for administrative services provided by the Bank. The Client requests that excess cash be invested in securities of the type specified in paragraph
4 of the Escrow Agreement in the following short-term liquid asset fund:

      [x]  Government Obligation Fund
      [ ]  Connecticut Municipal Cash Fund
      [ ]  Massachusetts Municipal Cash Fund
      [ ]  New York Municipal Cash Fund
      [ ]  Tax Free Obligation Fund

      The Client acknowledges receipt of a prospectus for the fund selected above.

COMPETITIVE TECHNOLOGIES, INC.


                                  September 18, 1995

Lafayette Bank & Trust Co.
1643 Post Road East
Fairfield, CT  06430

Gentlemen:

      Competitive Technologies, Inc., formerly known as University Patents, Inc. ("the Company") and its directors have entered into indemnity agreements which provide for the indemnification of and the advancing of expenses of said directors by the Company. On September 1, 1988, the Company and its directors entered into an Escrow Agreement with Putnam Trust Company of Greenwich ("Putnam") whereby Putnam would act as escrow agent. On July 29, 1991 Lafayette Bank & Trust Co. was appointed to act as escrow agent. Effective on or after August 31, 1995, Lafayette American Bank & Trust Co. resigned as custodian (Escrowee).

      Pursuant to paragraph 9 of the Escrow Agreement, the Company hereby authorizes Lafayette American Bank & Trust Co. to transfer the balance of funds (both principal and interest) in the Escrow account to Putnam Trust Company of Greenwich. The funds should be transferred to Putnam Trust Company of Greenwich as follows:

      Federal Reserve Bank of New York
      For the account of Putnam Trust Company
      Greenwich, Connecticut
      ABA No. 021101470
      Credit Account Competitive Technologies, Inc. Escrow Account
      Attention:  Claire Reed

      Thank you for your assistance in this matter.

Very truly yours,


 S/  Frank R. McPike, Jr.
COMPETITIVE TECHNOLOGIES, INC.

By:   Frank R. McPike, Jr.
      Vice President, Finance

cc:   Ms. Frances Lee (Sachem Trust)



         1465 Post Road East - P.O. Box 901 - Westport, CT  06881
                 203-255-6044 (phone) - 203-254-1102 (fax)

UNIVERSITY PATENTS, INC.


                             ESCROW AGREEMENT

                                        September 1, 1988

Putnam Trust Company of Greenwich
10 Mason Street
Greenwich, CT  06830

Gentlemen:

      (1) The background of this Escrow Agreement is that University Patents, Inc., a Delaware corporation (the "Company"), and the following directors of the Company: A. Sidney Alpert, Arthur M. Lieberman, Bruce E. Langton, Peter F. McCloskey, Harry Van Benschoten and Frank R. McPike, Jr., entered into certain indemnity agreements (the "Indemnity Agreements"), which Agreements provide for the indemnification of and the advancing of expenses of said directors by the Company. Said directors and any future directors of the Company with whom the Company shall enter into a similar indemnity agreement and who shall execute a counterpart of this Escrow Agreement are herein called the "Indemnitees". In order to secure performance of the Company's obligations under the Indemnity Agreements, the Company shall establish an escrow (the "Escrow Fund") to be held and disposed of by you as escrowee (the "Escrowee") in accordance with the terms and conditions hereinafter set forth.

      (2) Pursuant to the terms of the Indemnity Agreements, the Company shall make cash deposits with the Escrowee in accordance with the following schedule:

      On or before August 1, 1988 . . . . . . .          $175,000
                   August 1, 1989 . . . . . . .            50,000
                   August 1, 1990 . . . . . . .            50,000
                   August 1, 1991 . . . . . . .            50,000
                                                         $325,000

      (3) In the event that the balance in the Escrow Fund (equal to the deposits made plus interest earned on said fund and less payments made from said fund in respect of expenses or claims) shall at any time be reduced by reason of any payment to less than the minimum balance for that date under the following schedule:

      From August 1, 1988 through July 31, 1989 . . .          $175,000
      From August 1, 1989 through July 31, 1990 . . .           225,000
      From August 1, 1990 through July 31, 1991 . . .           275,000
      From August 1, 1991 through July 31, 1997 . . .           325,000

the Company shall restore such deficiency by a deposit or deposits made within the succeeding six months.


1465 Post Road East - P.O. Box 901 - Westport, CT 06881
  (203) 255-6044   Telex 501985   Fax (203) 254-1102

      The Escrowee shall send to the Company and the Indemnitees a monthly statement setting forth the balance of the Escrow Fund in the Account. The Escrowee shall not be responsible for the Company's failure to satisfy its obligations under this section of the Escrow Agreement or any equivalent requirements under the Indemnity Agreements.

      (4) The Escrow shall invest and reinvest the Escrow Fund in securities maturing within one year of the date of acquisition issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States, or a State or political subdivision thereof, an agency or instrumentality of a State or political subdivision thereof, or a municipal corporate instrumentality of any State or States, in accordance with the written directions of the Company given from time to time. The Escrowee shall sell securities in which the Escrow Fund is invested when directed in writing to do so by the Company or when necessary to obtain cash for payments required to be made hereunder. The Escrowee shall have no liability of any kind whatsoever for the investment or reinvestment of the Escrow Fund in accordance with the terms hereof or upon the written instruction of the Company.

      (5) In the event that any Indemnitee files a written notice (a "Claim Notice") with the Escrowee requesting a payment out of the Escrow Fund in full or partial satisfaction of an obligation of the Company to indemnify or advance expenses under the Indemnity Agreement with said Indemnitee, the Escrowee shall mail copies of said Claim Notice to the Company and the other indemnitees within three (3) days of the Escrowee's receipt of said Claim Notice. If the Escrowee does not receive a written notice from the Company stating that it intends to contest such claim (a "Contest Notice") within twenty (20) days after the delivery of the copy of the Claim Notice to the Company, the Escrowee shall pay out of the Escrow Fund (to the extent that it has sufficient funds) the amount requested in said Claim Notice to or upon the written direction of the Indemnitee. If the Escrowee does receive a Contest Notice within said period, the Escrowee shall mail copies of such Contest Notice to all of the Indemnitees within three (3) days of the Escrowee's receipt of said Claim Notice, and shall not make any payment in respect of said Claim Notice except as required by Section (6) hereof or pursuant to a court order under Section (8)
(d).

      (6) The Escrowee shall make payments out of the Escrow Fund from time to time when directed to do so by a joint written direction from the Company and all of the Indemnitees.

      (7) The Escrow shall terminate at July 31, 1997, and the Escrowee shall return the entire balance of the Escrow Fund to the Company, except to the extent of any unresolved claims as to which the Escrowee has received a Claim Notice prior to said date. Any amounts reserved for such claims shall be retained by the Escrowee until such time as it shall receive written instructions signed by the Company and the appropriate Indemnitee(s) as to the disposition of the balance of the Fund.

      (8) To induce the Escrowee to act hereunder, the Company and the Indemnitees hereby agree that:

           (a)   The Escrowee shall have no duties or
      responsibilities except as expressly provided in this Agreement and no implied duties or obligations shall be imposed on the Escrowee. The Escrowee shall have no liability or responsibility with respect to or arising out of any agreement to which the Escrowee is not a party, notwithstanding the fact that reference thereto may be made herein or a copy thereof is attached hereto;

           (b) The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so; without limiting the generality of the foregoing, it is expressly understood that the Escrowee shall not be required to determine the genuineness, validity or legal sufficiency of any document deposited or to be deposited with it pursuant to this Agreement;

           (c) In the performance of its duties hereunder, the Escrowee shall not be liable for any error of judgment or execution, or for any act done or step taken, or omitted by it in good faith, or for any mistake of law or fact; provided that the Escrowee shall be liable for damages, losses or expenses incurred as a direct result of any act or omission constituting willful default, gross negligence or fraud. The Escrowee may consult with, and obtain advice from legal counsel in the event of any dispute or question as to the performance or construction of any of the provisions hereof or its duties hereunder and shall incur no liability for its acts in good faith in accordance with the opinion and instructions of such counsel.

           (d) In case any property held by the Escrowee hereunder shall be attached, garnished or levied upon under any order of court, or the delivery thereof shall be stayed or enjoined by any order of court, or any other order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, or any act of the Escrowee, it is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, and in case the Escrowee obeys and complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto, their heirs, personal representatives, successors or assigns or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated; and

           (e) The Escrowee shall be entitled to reasonable compensation for its services, and may employ agents and attorneys for the reasonable protection of the property held hereunder and of itself and shall have a lien on any such property for its compensation and for any and all costs, expenses and attorneys' fees reasonably incurred by it and shall be entitled to reimburse itself therefor out of any such property, and if it shall be unable to reimburse itself from such property, the Company agrees to pay any such amounts to the Escrowee on demand.

      (9) This Agreement may be modified only by the written direction of the Company and all Indemnitees; provided, however, that no such modification shall effect the Escrowee's duties or responsibilities hereunder without the Escrowee's express written consent.

      (10) Subject as hereinabove provided, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

      (11) All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified, and with proper postage prepaid, addressed as follows:

      (a)  If to the Company, at:       University Patents, Inc.
                                        1465 Post Road East
                                        P.O. Box 901
                                        Westport, CT  06881
                                        Attn:  President

      (b) If to an Indemnitee, at such Indemnitee's address set forth in Appendix I attached hereto.

      (c)  If to the Escrowee, at:      Putnam Trust Company of
                                        Greenwich
                                        10 Mason Street
                                        Greenwich, CT  06830
                                        Attn:  Wm. Richard Moller

or to such other address for any of the parties hereto as may from time to time be designated by notice given by such party to the other parties in the manner hereinabove provided, except that the Escrowee shall have no duty whatsoever with respect to any notice or deposit until the same has been actually received by the Escrowee.

      (12) In the event that the Escrowee shall resign or in the event that the Escrowee shall be removed by the mutual consent of the Company and all of the Indemnitees, a successor Escrowee shall be appointed by the Company. Any such successor Escrowee shall be a bank and trust company which has capital and surplus aggregating at least $50,000,000 and, upon acceptance of said appointment, shall be entitled to all the rights, powers and indemnities hereunder as if originally named herein.

      (13) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut. This agreement may be executed in one or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same original.

                                  Very truly yours,

                                  UNIVERSITY PATENTS, INC.

                                  By:    S/ Frank R. McPike, Jr.
                                        Frank R. McPike, Jr.
                                        Vice President, Finance


                                         S/ A. Sidney Alpert
                                        A. Sidney Alpert


                                         S/ Bruce E. Langton
                                        Bruce E. Langton



                                         S/ Arthur M. Lieberman
                                        Arthur M. Lieberman


                                         S/ Peter F. McCloskey
                                        Peter F. McCloskey


                                         S/ Frank R. McPike, Jr.
                                        Frank R. McPike, Jr.


                                         S/ Harry Van Benschoten
                                        Harry Van Benschoten


Accepted and Agreed to:

PUTNAM TRUST COMPANY OF GREENWICH

By:  S/ William R. Moller
      Name: William R. Moller
      Title: Senior Vice President & Secretary